Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Star Equity Holdings, Inc.
Old Greenwich, Connecticut

We hereby consent to the incorporation by reference in the registration statement on Form S-3 (No. 333-265936) and Form S-8 (Nos. 333-265122, 333-212941, 333-182973, 333-176007, 333-161170, 333-161171, 333-126915, 333-117005, 333-117006, 333-104212, 333-104210, and 333-104209) of Star Equity Holdings, Inc. of our report dated March 20, 2026, relating to the Consolidated Financial Statements which appear in this Annual Report on Form 10-K.

/s/ Wolf & Company, P.C.

Boston, Massachusetts
March 20, 2026